UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OOK, Inc.
.........................................................................................................................................................................
(Exact name of registrant as specified in its charter)

Maryland	90-0348823
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Leadership Square, Suite 200

Oklahoma City, OK 73102

..............................................................

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered	each class is to be registered
...................................	..........................................
OOK, Inc. Common Stock	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-149507

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value, of OOK, Inc. (the “Company”) to be registered hereunder is set forth in the Company’s Registration Statement on Form N-1A (Commission File Nos. 333-149507; 811-22189), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on March 3, 2009 and as amended on June 13, 2008; July 29, 2008; January 7, 2009; July 2, 2009; and September 16, 2009.

Item 2:	Exhibits.

1.           The Company’s Articles of Incorporation, as amended, are included as Exhibit (a) to the Company’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File Nos. 333-149507; 811-22189), as filed with the Securities and Exchange Commission on June 13, 2009.

2.           The Company’s Bylaws are included as Exhibit (b) to the Company’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File Nos. 333-149507; 811-22189), as filed with the Securities and Exchange Commission on June 13, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 23rd day of October, 2009.

OOK, Inc.

By: /s/ Keith D. Geary

Name:  Keith D. Geary

Title:	Director and Chief Executive Officer